UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 1, 2011 (June 30, 2011)
Ennis, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2441 Presidential Pkwy
Midlothian, Texas	76065

(Address of Principal Executive	(Zip Code)
Offices)
Registrant’s Telephone Number, Including Area Code: (972) 775-9801
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders
(a)	The Company held its Annual Meeting of Shareholders on June 30, 2011. There were 26,044,350 eligible votes, with 24,536,337 votes being cast, or 94.21%.

(b)	Proxies for the meeting were solicited pursuant to Regulation 14A; there was no solicitation in opposition to management’s nominees for directors listed in the Proxy Statement and all such nominees were elected. There were no abstentions.
1.	The following directors were elected:

Nominees for Director	Votes Cast for	Votes Withheld
Frank D. Bracken	21,611,131	564,071
Keith S. Walters	21,697,500	477,702
Irshad Ahmad	21,746,896	428,306
The following directors’ terms of office as director continued after the Annual Meeting of Shareholders:
Godfrey M. Long, Jr.; Thomas R. Price; Kenneth G. Pritchett; Alejandro Quiroz; Michael J. Schaefer; and James C. Taylor.
2.	Selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2012.

For	Against	Abstain
24,069,878	433,228	33,231
3.	Approval of an Amendment to the 2004 Long-Term Incentive Plan to provide an additional 1,000,000 shares and to extend the expiration of the Plan through June 30, 2021.

For	Against	Abstain
21,434,062	683,132	58,008
4.	To approve a non-binding advisory vote on executive compensation.

For	Against	Abstain
21,408,391	649,109	117,702
5.	To approve a non-binding vote on the frequency of holding the non-binding advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain
10,972,909	345,589	10,755,572	101,132
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.
Date: July 1, 2011	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer